Exhibit 10.1

January 16, 2026

Via Electronic Mail and Overnight Courier

Jet.AI Inc.

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

Attn:	Michael D. Winston, Executive Chairman and Interim Chief Executive Officer
George Murnane, Interim Chief Financial Officer

Re:	Consent and Waiver

Gentlemen:

As you know, Ionic Ventures, LLC (together with Hexstone Capital, LLC, the “Investor,” “we,” or “us”) is an investor in Jet.AI Inc. (“you,” or the “Company”) through that certain securities purchase agreement, dated as of March 28, 2024 (the “Securities Purchase Agreement”), and the other Transaction Documents. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

On August 15, 2024, the Company filed a registration statement on Form S-3 (File No. 333-281578), as amended on August 23, 2024, with the SEC in order to register up to $50 million of its securities (the “S-3”). You have advised us that you wish to consummate an at-the-market offering under the S-3 having an aggregate gross sales price of up to $36,000,000 and that you wish for us to refrain from taking any action to protect our rights under the Securities Purchase Agreement in connection with the proposed at-the-market offering and entry into the related equity distribution agreement.

Further, you have advised us that (i) you wish to consummate an underwritten public offering of the Company’s common stock and pre-funded warrants in an amount to be agreed upon by the Company and the managing underwriter, but in any event not to exceed $10,000,000, (ii) you intend to file a registration statement on Form S-1 with the SEC in order to register the offer and sale of the securities in the proposed underwritten offering, and (iii) you wish for us to refrain from taking any action to protect our rights under the Securities Purchase Agreement in connection with the proposed underwritten offering.

We are consenting to the proposed at-the-market offering, including the sale and issuance of shares of the Company’s common stock and entry into the related equity distribution agreement, and agree not to take any action against the Company in connection with the proposed at-the-market offering. We are also consenting to the proposed underwritten offering, including the sale and issuance of shares of the Company’s common stock and pre-funded warrants and the filing of the related registration statement, and agrees not to take any action against the Company in connection with the proposed underwritten offering so long as the transaction documents for such underwritten offering do not contain variable rate transaction, alternative exercise or reset provisions. For the sake of clarity, no provision in the form of pre-funded warrant issued in connection with the offering will be deemed to qualify such offering as a variable rate transaction for purposes of this letter. In consideration for such consents, the Company has agreed to voluntarily change the conversion price of its Series B convertible preferred stock as set forth in that certain Certificate of Designation for the Series B Convertible Preferred Stock of the Company (the “Certificate”), to be equal to the the lowest trading price of the common stock of the Company in the ten (10) trading days prior to the date the Series B preferred shares are converted, pursuant to Section 8(d) of Certificate.

This consent agreement shall be deemed a Transaction Document and is limited as written. As of the date first written above, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Securities Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Securities Purchase Agreement as modified thereby, and this consent and the Securities Purchase Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this consent agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate the Investor to enter into or consider entering into any other waiver or modification of any Transaction Document.

This consent (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto, (c) may be modified, waived or assigned only in writing, and (d) is a negotiated document, entered into freely among the parties hereto upon advice of their own counsel, and it should not be construed against any of its drafters. The fact that any term or provision of this consent is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

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INVESTOR:

IONIC VENTURES, LLC

By:	Ionic Management, LLC,
its Manager

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Manager

HEXSTONE CAPITAL, LLC

By:	Hexstone Management, LLC,
its Manager

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Manager

Acknowledged and Agreed:

COMPANY:

JET.AI INC.

By:	/s/ George Murnane
Name:	George Murnane
Title:	Interim Chief Financial Officer

[Signature Page to Consent]